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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

The following is a list of all the subsidiaries of Coleman Holdings Inc.

                                            JURISDICTION OF              ASSUMED
          NAME                               INCORPORATION                NAME
          ----                              ---------------              -------

Application des Gaz, S.A.                   France

Australian Coleman, Inc.                    Kansas

Bafiges S.A.                                France

Beacon Exports, Inc.                        Kansas

Camping Gaz (Brazil)                        Brasil

Camping Gaz (Gb) Limited                    United Kingdom

Camping Gaz (Hong Kong)                     Hong Kong

Camping Gaz (India) Pvt. Ltd.               India

Camping Gaz (Poland)                        Poland

Camping Gaz AG                              Switzerland

Camping Gaz Cs, Spol. S.r.l.                Czech Republic

Camping Gaz GmbH                            Austria

Camping Gaz International                   Germany

Camping Gaz International Hellas Sarl       Greece

Camping Gaz International (Portugal) Ltda   Portugal

Camping Gaz K.K.                            Japan

Camping Gaz Kft                             Hungary

Camping Gaz Philippines, Inc.               Philippines

Camping Gaz Senegal                         Senegal

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                            SUBSIDIARIES, CONTINUED

                                            JURISDICTION OF              ASSUMED
          NAME                               INCORPORATION                NAME
          ----                              ---------------              -------
Camping Gaz Srl                             Italy

Campiran SA                                 Iran

The Canadian Coleman Company, Limited       Ontario (Canada)       La Compagnie Canadien
                                                                     Coleman

Coleman Argentina, Inc.                     Delaware

Coleman Belgium N.V.                        Belgium

Coleman do Brasil Ltda.                     Brazil

The Coleman Company, Inc.                   Delaware               Lantern and Stove Co., Inc.

Coleman Country, Ltd.                       Kansas                 Coleman Dubai

Coleman (Deutschland) GmbH                  Germany

Coleman Holland B.V.                        The Netherlands

Coleman Japan Co., Ltd.                     Japan

Coleman Mexico S. A. de C.V.                Mexico

Coleman Powermate Compressors, Inc.         Delaware

Coleman Powermate, Inc.                     Nebraska

Coleman Powermate, Ltd.                     Manitoba (Canada)

Coleman Safety & Security Products, Inc.    Delaware

Coleman SARL                                France

Coleman SARL                                Switzerland

Coleman Spas, Inc.                          California

Coleman SVB S.r.l.                          Italy

                                            JURISDICTION OF              ASSUMED
          NAME                               INCORPORATION                NAME
          ----                              ---------------              -------
Coleman Taymar Limited                      United Kingdom

Coleman U.K. Holdings Limited               United Kingdom

Coleman U.K. PLC                            United Kingdom

Coleman Venture Capital, Inc.               Kansas

Coleman Worldwide Corporation               Delaware

Crosman Arms Canada, Ltd.                   Canada

Eastpak Corporation                         Delaware               American Lifestyles Group

Eastpak Manufacturing Corporation           Delaware

Epigas International Limited                United Kingdom

General Archery Industries, Inc.            Arkansas

Jasan Products Ltd.                         Bermuda

Kansas Acquisition Corp.                    Delaware

Neves Caria & Ca Ltda                       Portugal

Nippon Coleman, Inc.                        Kansas

Pearson Holdings, Inc.                      Arkansas

Productos Coleman, S.A.                     Spain

PT Camping Gaz                              Indonesia

River View Corporation of Barling, Inc.     Arkansas

Seatt de Mexico, S.A. de C.V.               Mexico

Sierra Canada, Ltd.                         Ontario (Canada)       Thomas L. Clark
                                                                   Manufacturing Company

Sierra Corporation of Fort Smith, Inc.      Arkansas

Taymar Gas Limited                          United Kingdom

Tsana Internacional, S.A.                   Costa Rica

Woodcraft Equipment Company                 Missouri